UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2010
(Date of earliest event reported)

First Financial Service Corporation
(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 (a)  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 17, 2010, the Board of Directors of First Financial Service Corporation (the “Company”) amended the Company’s Bylaws.

The revised Section 16 of Article II now reads as follows:

Article II-Section 16.  Age Limitation.  No person shall be nominated for election or appointed to the board of directors for a term of office beginning after such person attains age 75.  This limitation, however, shall not apply to the members of the board of directors in office on December 31, 2000, who were age 72 or older as of that date.

Prior to the amendment, Section 16 of Article II was as follows:

Article II-Section 16.  Age Limitation.  No person shall be nominated for election or appointed to the board of directors for a term of office beginning after such person attains age 72.  This limitation, however, shall not apply to the members of the board of directors in office on December 31, 2000, who were age 72 or older as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: February 19, 2010	By:	/s/ Steven M. Zagar
Steven M. Zagar
Chief Financial Officer & Principal Accounting Officer